Exhibit (d)(1)(a)

AMENDMENT TO

JANUS DETROIT STREET TRUST

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

THIS AMENDMENT is made this 1st day of July 2026, between JANUS DETROIT STREET TRUST, a Delaware statutory trust (the “Trust”), and JANUS HENDERSON INVESTORS US LLC, a Delaware limited liability company (the “Adviser”), regarding the funds listed in Appendix A (each, a “Fund” and together, the “Funds”).

WITNESSETH:

WHEREAS, the Adviser and the Trust, on behalf of the Funds, are parties to an Investment Advisory and Management Agreement dated June 30, 2026 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement as set forth in greater detail below;

WHEREAS, pursuant to Section 11 of the Agreement, the Agreement may be amended by the parties only if such amendment is approved by the Board, including a majority of the directors who are not interested persons of the Adviser, Distributor, or of the Trust and is in writing and signed by the parties to the Agreement; and

WHEREAS, Appendix A is hereby replaced with the attached Appendix A.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, the parties agree to amend the Agreement as follows:

1.       The parties acknowledge that the Agreement, as amended, remains in full force and effect as of the date of this Amendment, and that this Amendment, together with the Agreement, contains the entire understanding and the full and complete agreement of the parties and supersedes and replaces any prior understandings and agreements among the parties respecting the subject matter hereof.

2.       This Amendment may be contemporaneously executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JANUS HENDERSON INVESTORS US LLC

By	/s/ Berg Crawford
Berg Crawford
Chief Accounting Officer

JANUS DETROIT STREET TRUST

By:	/s/ Jesper Nergaard
Jesper Nergaard
Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer

Appendix A to the

Investment Advisory and Management Agreement

(as of July 1, 2026)

Fund Name	Daily Net Assets of the Fund	Contractual Management Fees (annual rate)	Effective Date
Janus Henderson AAA CLO ETF	$0-$1 billion	0.25%	June 30, 2026
	Over $1 billion	0.20%
Janus Henderson AA-A CLO ETF	$0-$2 billion	0.29%	June 30, 2026
	Next $3 billion	0.27%
	Over $5 billion	0.25%
Janus Henderson Asset-Backed Securities ETF	$0-$2 billion	0.33%	June 30, 2026
	Next $3 billion	0.30%
	Over $5 billion	0.27%
Janus Henderson B-BBB CLO ETF	$0-$500 million	0.49%	July 1, 2026
	Over $500 million	0.45%
Janus Henderson Corporate Bond ETF	$0-$500 million	0.35%	June 30, 2026
	Over $500 million	0.30%
Janus Henderson Emerging Markets Debt Hard Currency ETF	$0-$500 million	0.52%	June 30, 2026
	Over $500 million	0.48%
Janus Henderson Equity Linked High Income ETF	$0-$1 billion	0.59%	June 30, 2026
	Over $1 billion	0.55%
Janus Henderson Equity Linked Moderate	$0-$1 billion	0.59%	June 30, 2026
	Over $1 billion	0.55%
Janus Henderson Global Artificial Intelligence Income ETF	$0-$500 million	0.59%	June 30, 2026
	Next $500 million	0.57%
	Over $1 billion	0.54%
Janus Henderson Income ETF	$0-$1 billion	0.52%	June 30, 2026
	Next $2 billion	0.50%
	Over $3 billion	0.48%

Janus Henderson Mid Cap Growth Alpha ETF	$0-$500 million	0.30%	June 30, 2026
	Next $500 million	0.25%
	Over $1 billion	0.20%
Janus Henderson Mortgage-Backed Securities ETF	$0-$500 million	0.30%	June 30, 2026
	Next $500 million	0.25%
	Over $1 billion	0.20%
Janus Henderson Residential Mortgage Credit ETF	$0-$1 billion	0.49%	June 30, 2026
	Next $2 billion	0.46%
	Over $3 billion	0.43%
Janus Henderson Securitized Income ETF	$0-$1 billion	0.49%	June 30, 2026
	Next $2 billion	0.46%
	Over $3 billion	0.43%
Janus Henderson Short Duration Income ETF	$0-$500 million	0.30%	June 30, 2026
	Next $500 million	0.25%
	Over $1 billion	0.20%
Janus Henderson Small Cap Growth Alpha ETF	$0-$500 million	0.30%	July 1, 2026
	Next $500 million	0.25%
	Over $1 billion	0.20%
Janus Henderson Small/Mid Cap Growth Alpha ETF	$0-$500 million	0.30%	June 30, 2026
	Next $500 million	0.25%
	Over $1 billion	0.20%
Janus Henderson Transformational Growth ETF	$0-$500 million	0.57%	June 30, 2026
	Next $500 million	0.55%
	Over $1 billion	0.52%
Janus Henderson U.S. Equity Enhanced Income ETF	$0-$500 million	0.55%	June 30, 2026
	Next $500 million Over $1 billion	0.52% 0.49%

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